Exhibit 4.21

DATED                     21 FEBRUARY                                 2002
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     (1)   THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (by its
           agent The Royal Bank of Scotland Commercial Services Limited)

     (2)   NIAGARA LASALLE (UK) LIMITED

     (3)   NIAGARA CORPORATION














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                         THIRD AMENDMENT AGREEMENT
                Relating to an invoice discounting agreement
                     Dated 23 August 1999 (as amended)
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                                 EVERSHEDS
                              115 Colmore Row
                                 Birmingham
                                   B3 3AL
                             Tel: 0121 232 1000
                             Fax: 0121 232 1900








                                  CONTENTS


1          INTERPRETATION...................................................1
2          AMENDMENT........................................................2
3          CONFIRMATIONS....................................................2
4          REPRESENTATIONS..................................................2
5          ACKNOWLEDGEMENT..................................................2
6          MISCELLANEOUS....................................................2

Schedules
1          Amendments to the Invoice Discounting Agreement..................4


THIS AMENDMENT AGREEMENT is made on 21st February 2002

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (by its agent The Royal Bank of Scotland Commercial Services Limited, a company incorporated in England and Wales with Company Number 943038 whose registered office is at Smith House, Elmwood Avenue, Feltham, Middlesex, TW13 7WD ("RBID");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower"); and

(3) NIAGARA CORPORATION, Delaware Corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara")

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between Lombard Natwest Discounting Limited ("LND") and the Borrower (the "Discounting Agreement") LND agreed to make available to the Borrower certain facilities.

(B) The Discounting Agreement was amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment").

(C) On 29 December 2000, LND changed its name to RBID and on 1 January 2001 entered into an agency agreement with the Royal Bank of Scotland Commercial Services Limited ("RBSCS") whereby RBSCS has agreed to act as RBID's agent in relation to all administrative matters under, amongst other things, the Discounting Agreement, as amended.

(D) The Discounting Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment").

(E) The Borrower and RBID have subsequently agreed to certain further amendments to the Discounting Agreement.


NOW IT IS AGREED as follows:

1.           INTERPRETATION

1.1          Definitions

             In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Discounting Agreement, as amended.

1.2          Interpretation

             Clause 1.3 of the Discounting Agreement, as amended, shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.           AMENDMENT

             As of and with effect from 31 December 2001, the Discounting Agreement shall be amended in accordance with the amendments set out in the attached Schedule.

3.           CONFIRMATIONS

3.1 Save as expressly amended by the First and Second Amendments and this Amendment Agreement, the Discounting Agreement shall remain in full force and effect.

3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Discounting Agreement, each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Discounting Agreement as so amended, and that as and from the date of this Amendment Agreement any and all references in each of the Discounting Documents to the Discounting Agreement will, where applicable, be construed as references to the Discounting Agreement as amended by the First and Second Amendments and this Amendment Agreement.

3.3          This Amendment Agreement shall be a Discounting Document.

4.           REPRESENTATIONS

             The Borrower hereby represents and warrants to RBID that save as expressly varied or amended by the First and Second Amendments and this Amendment Agreement the representations and warranties referred to in Clause 11.1 of the Discounting Agreement are correct on the date hereof.

5.           ACKNOWLEDGEMENT

             Niagara is entering into this Amendment Agreement for the purposes of acknowledging the variations to the Discounting Agreement as guarantor of the Borrower's obligations to RBID under the Discounting Agreement and not for any other purpose.

6.           MISCELLANEOUS

6.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

6.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

6.3 The Borrower shall be responsible for, on an indemnity basis, RBID's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.


IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.



                                 SCHEDULE 1


                  Amendments to the Discounting Agreement



With effect on and from 31 December 2001 the Discounting Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Discounting Agreement as amended and all references to paragraph numbers are references to paragraphs of this Schedule.



The existing Clause 12.4.1.2 (Minimum Adjusted Tangible Net Worth) contained in the Discounting Agreement shall be amended by the replacement of the figure "(pound)10,000,000" in the final row of column C with the figure "(pound)8,500,000". For the avoidance of doubt, the effect of this amendment is such that the Borrower undertakes to RBID that Adjusted Tangible Net Worth will not be less than (pound)8,500,000 on 31 December 2001 and thereafter.




SIGNED AND DELIVERED AS A DEED                  )
on the 21st day of February 2002                )
by THE ROYAL BANK OF SCOTLAND                   )
INVOICE DISCOUNTING LIMITED                     )
(by its agent The Royal Bank of Scotland        )
Commercial Services Limited) acting by          )    /s/ Richard Waldman
its duly appointed Attorney under a power       )    ------------------------
granted on the Thirtieth Day of October 1996    )    (Attorney for and on
in the presence of:-                            )    behalf of The Royal Bank
                                                     of Scotland Commercial
                                                     Services Limited)
                                                     Richard Waldman

Witness Signature      /s/ Robin Daniels
                       ------------------------
Witness Name               Robin Daniels

Address         c/o Royal Bank of Scotland PLC.

79-83 Colmore Row, Birmingham B3 2AP





SIGNED AND DELIVERED AS A DEED              )
on the 21st day of February 2002            )
for and on behalf of NIAGARA LASALLE (UK)   )
LIMITED by                                  )


Anthony John Bagshawe          Director            /s/ Anthony John Bagshawe
---------------------                              --------------------------
(Print Name)                                           (Signature)



Raymond Rozanski               Director/Secretary   /s/ Raymond Rozanski
----------------                                    ------------------------
(Print Name)                                            (Signature)



SIGNED AND DELIVERED AS A DEED                 )
on the 21st day of February 2002               )
for and on behalf of NIAGARA CORPORATION by    )


Raymond Rozanski             Duly authorised    /s/ Raymond Rozanski
----------------             official           -----------------------------
(Print Name)                                        (Signature)